EXHIBIT 10.1

RESOLUTIONS ADOPTED BY THE

HUMAN RESOURCES AND COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS OF ESCO TECHNOLOGIES INC.

The following Resolutions were adopted by the Human Resources and Compensation Committee of the Board of Directors of ESCO Technologies Inc.:

WHEREAS, ESCO Technologies Inc. (the “Company”) adopted the ESCO Technologies Inc. 2004 Incentive Compensation Plan (the “2004 Plan”), the ESCO Technologies Inc. 2001 Stock Incentive Plan (the “2001 Plan”) and the ESCO Technologies Inc. 1999 Stock Option Plan (the “1999 Plan”) (each. a “Plan” and collectively the “Plans”); and

WHEREAS, the Human Resources and Compensation Committee of the Board of Directors of the Company (the “Committee”) has been appointed to administer the Plans;  and

WHEREAS, Section 7(j) of the 2004 Plan and the 2001 Plan and Section 13 of the 1999 Plan  contain a provision that options will be granted only on the condition that all purchases of stock thereunder shall be for investment purposes and not with a view to resale or distribution (the “Investment Purpose Restriction”), except that the Committee may make such provision for the release of the Investment Purpose Restriction upon registration with the Securities and Exchange Commission (the “SEC”) of the stock subject to the options; and

WHEREAS, there are currently effective registration statements on file with the SEC covering the stock subject to options granted under each of the Plans:

NOW, THEREFORE, BE IT

RESOLVED, that as long as there is an effective registration statement on file with the SEC covering the stock subject to an option granted under a Plan, the Investment Purpose Restriction shall not apply to such option; and BE IT FURTHER

RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed to take such further action as may be necessary of desirable to carry out the intent of the foregoing.

IN WITNESS WHEREOF, the foregoing Resolutions were adopted by the Committee on the 4th day of February, 2010.